UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 1, 2022
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3200 Olympus Blvd, Suite 100
Dallas, Texas 75019
(Address of principal executive offices)
(972) 870-6400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In 2020, the Company adopted a form of employment agreement for executive officers (the “Employment Agreement”), which it entered into with Curtis Campbell, effective February 1, 2022. The Employment Agreement contains substantially similar terms for each of executive officer (each, an “Officer,” and collectively, the “Officers”), other than with respect to the Officer’s base salary, bonus, equity awards, and title.
Pursuant to the Employment Agreement, if the Officer’s employment is terminated without cause or in a constructive termination (which is defined in the Employment Agreements as a material reduction in duties or base salary or the relocation of the Officer’s primary work location) not in connection with a change of control of the Company, the Officer shall be entitled to a lump sum payment equal to one time their then-current base salary and 12 months of COBRA premiums, subject to the Officer signing a release of claims in favor of the Company. In addition, if the Officer’s employment is terminated without cause or for good reason within 12 months of a change of control of the Company, the Officer will be entitled to (i) a lump sum payment equal to one times their then current base salary and annual target bonus and 12 months of COBRA premiums and (ii) full acceleration of all time-based unvested equity awards and a one year post-termination exercise period for their options, subject to the Officer signing a release of claims in favor of the Company. The Employment Agreement also contain customary covenants regarding nondisclosure, nonsolicitation and noncompetition.
Under Mr. Campbell’s Employment Agreement, Mr. Campbell is entitled to, among other things: (i) an annual base salary of $430,000; (ii) an annual target bonus at a level commensurate with his position, which participation and levels shall be determined by the Company’s board of directors (the “Board”) (or a committee thereof), in its sole discretion; and (iii) eligibility to participate in the Company’s long-term equity incentive programs extended at levels commensurate with his position, which participation and levels shall be determined by the Board (or a committee thereof), in its sole discretion. Mr. Campbell will also be entitled to reimbursement for reasonable business expenses payable in accordance with the Company’s standard expense reimbursement policy.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No	Description

10.1
Form of Employment Agreement for Executive Officers (entered into by and between the Company and Todd Mackay, effective April 20, 2020, entered into by and between the Company and Marc Mehlman, effective April 27, 2020, entered into by and between the Company and Ann Bruder, effective June 19, 2020, and entered into by and between the Company and Mr. Campbell, effective February 1, 2022)

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 4, 2022

BLUCORA, INC.

	By	/s/ Ann J. Bruder
Ann J. Bruder
Chief Legal, Development and
Administrative Officer and Secretary